Exhibit 99.1

Youngevity International, Inc. (YGYI) Announces Third Quarter Results

Shareholder Conference Call 4:15 PM EST

San Diego, CA - November 12, 2013 – Youngevity International, Inc. (OTCQX: YGYI) (www.YGYI.com), a global direct marketer of nutritional and lifestyle products and also a vertically-integrated producer of fine coffees for the commercial, retail and direct sales channels, today announced financial results for the third quarter of 2013.

Fiscal 2013 Third Quarter Results

For the three months ended September 30, 2013, Youngevity International’s revenue increased 3.0% to $21.2 million compared to $20.6 million for the same period in fiscal 2012. The increase in revenue is attributed primarily to revenues of $0.5 million from Heritage Makers, Inc., acquired on August 14, 2013.

Youngevity International’s gross profit for the three months ended September 30, 2013 increased approximately 3.2% to $12.9 million compared to $12.5 million recorded in the same period last year.  The increase in gross profit as a percentage of revenues in the direct selling segment was primarily due to improved efficiencies in fulfillment costs and the economies of scale as a result of the increase in revenues.

For the three months ended September 30, 2013, net income was $516,000 as compared to $236,000 for the three months ended September 30, 2012.  The increase of $280,000 was attributable to the increase in income before income taxes of $366,000, offset by an increase in income tax provision of $86,000.

As of September 30, 2013, the Company’s cash and cash equivalents were approximately $4.4 million and working capital was approximately $1.5 million as compared to cash and cash equivalents of $3.0 million and working capital of $1.4 million as of December 31, 2012.

Fiscal 2013 First Nine Months Results

For the nine months ended September 30, 2013, the Company’s revenue increased 12.8% to $62.9 million as compared to $55.8 million for the same period in fiscal 2012.  The increase in revenue is attributed primarily to the increase in our product offerings and the number of distributors and customers resulting from our acquisitions during 2012, revenues from Heritage Makers, Inc. acquired on August 14, 2013 and the organic growth of the CLR Roasters private label business as well as the continued growth of CLR Roasters company owned Café La Rica brand.

For the nine months ended September 30, 2013, gross profit increased approximately 16.9% to $38.0 million as compared to $32.5 million for the nine months ended September 30, 2012.

For the nine months ended September 30, 2013, net income was $2.2 million as compared to a loss of $651,000 for the nine months ended September 30, 2012.  The increase of $2.8 million was attributable to the increase in income before income taxes of $3.2 million offset by an increase in income tax provision of $387,000.

EBITDA (earnings before interest, taxes, depreciation and amortization) as adjusted to remove the effect of stock based compensation expense or "Adjusted EBITDA", was $5.6 million for the nine months ended September 30, 2013 compared to $2.0 million in the same period for the prior year.”

Dave Briskie, Chief Financial Officer of Youngevity International, Inc. said, “Our third quarter results reflect sustained year-over-year improvements in profitability, the strength of our balance sheet and our cash flow.  With a full pipeline of acquisition targets we are confident that we can continue to accelerate growth moving into 2014.”

“Our overall performance was strong with over a $3.5 million dollar improvement in adjusted EBITDA for the nine months ended September 30, 2013,” said Steve Wallach, Chief Executive Officer of Youngevity International.  “With our model showing sustainable growth in profitability we anticipate moving toward global expansion in 2014.”

Conference Call Information

Youngevity International will host a conference call today at 4:15 p.m. Eastern Time to discuss its financial results, quarterly highlights and business outlook.  Investors can access the conference call by dialing Toll: +1 (609) 318-0024 and entering the access code: 307-730-091.  It is advised that you dial-in at least five minutes prior to the call.

The conference call will be recorded and available for replay shortly after the conclusion of the call.  Recorded calls are available in the Investor Relations section of Youngevity International’s website: http://ygyi.com/calls.php

Non-GAAP Financial Measure – Adjusted EBITDA

This news release includes information on Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G.  Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period growth. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our Company and our management team. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing the Company’s operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

The Company defines Adjusted EBITDA as earnings (net income or loss) before interest, taxes, depreciation and amortization, as adjusted to eliminate the effects of stock-based compensation and non-cash impairment loss.  A reconciliation of Adjusted EBITDA to net income is set out in the tables at the end of this press release.

About Youngevity International

Youngevity International Inc., (OTCQX: YGYI) (www.YGYI.com) is a fast-growing, innovative, multi-dimensional company that offers a wide range of consumer products and services, primarily through person-to-person selling relationships that comprise a "network of networks." The Company also is a vertically-integrated producer of the finest coffees for the commercial, retail and direct sales channels.  The Company was formed after the merger of Youngevity Essential Life Sciences (www.youngevity.com) and Javalution Coffee Company in the summer of 2011. The Company was formerly known as AL International, Inc. and changed its name to Youngevity International Inc. in July 2013.

Safe Harbor Statement

This release includes forward-looking statements on our current expectations and projections about future events, including our continued growth. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," “encouraged” and similar expressions. The forward looking statements include statements regarding the Company’s future growth and its ability to execute its strategy.  These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict such as our ability to continue our financial performance.  The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.

Table Follows

Youngevity International, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues	$21,212	$20,604	$62,932	$55,784
Cost of revenues	8,325	8,127	24,930	23,269
Gross profit	12,887	12,477	38,002	32,515
Operating expenses
Distributor compensation	8,540	8,735	24,584	23,465
Sales and marketing	1,071	953	3,267	2,949
General and adminstrative	2,341	2,259	6,688	6,148
Total operating expenses	11,952	11,947	34,539	32,562
Operating income (loss)	935	530	3,463	(47)
Other income (loss)	-	-	(1)	227
Interest expense, net	(300)	(261)	(855)	(782)
Total other expense	(300)	(261)	(856)	(555)
Income (loss) before income taxes	635	269	2,607	(602)
Income tax provision	119	33	436	49
Net income (loss)	$516	$236	$2,171	$(651)

Reconciliation of Non-GAAP Measure
Adjusted EBITDA to Net Income
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net Income (loss)	$516	$236	$2,171	$(651)
Add
Interest	300	261	855	782
Taxes	119	33	436	49
Depreciation	116	94	313	238
Amortization	396	395	1,154	1,151
EBITDA	1,447	1,019	4,929	1,569
Add
Share based compensation	224	231	651	413
Adjusted EBITDA	$1,671	$1,250	$5,580	$1,982